                                                                  Exhibit 10.2.5

Copyright: Norwegian Shipbrokers' Association, Oslo, Norway.

                                        ---------------------------------------
                                        Norwegian Shipbrokers' Association's
                                        Memorandum of Agreement for sale and
                                        purchase of ships. Adopted by The Baltic
MEMORANDUM OF AGREEMENT                 and International Maritime Council
                                        (BIMCO) in 1956.
Dated: 20 October, 2004
                                                     Code-name

                                                    SALEFORM 1993

                                        Revised 1966, 1983 and 1986/87.
                                        ---------------------------------------

CM V-Max II Limited, BERMUDA hereinafter called the Sellers, have agreed to sell, and

Victory Ltd., Bermuda, A WHOLLY OWNED SUBSIDIARY OF ARLINGTON TANKERS LTD,
BERMUDA, hereinafter called the Buyers, have agreed to buy

Name: M/T "STENA VICTORY"

Classification Society/Class: DNV/+1A1, Tanker for Oil, ESP, E0, RPS, CSA-1(25)

Built: 2001              BY: Hyundai Heavy Industries Co., Ltd., South Korea

Flag: BERMUDA            Place of Registration: Hamilton

Call Sign: ZCDF3            Grt/Nrt: 163,761/110,069

Register Number:  IMO 920 5093

hereinafter called the Vessel, on the following terms and conditions:

DEFINITIONS

"Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

"In writing" or "written" means a letter handed over from the Sellers to the
Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

"Classification Society" or "Class" means the Society referred to in line 4.

1.   PURCHASE PRICE SEE CLAUSE 19.

2.

3.   PAYMENT

The said Purchase Price shall be paid in full free of bank charges to a bank account to be notified by the buyers

on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.

4.   INSPECTIONS SEE CLAUSE 20.

5.   NOTICES, TIME AND PLACE OF DELIVERY

a)   When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

b)   The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage or at sea.

     in the Sellers' option.

     Expected time of delivery: SIMULTANEOUS WITH THE CLOSING OF THE PUBLIC
     OFFERING DESCRIBED IN EXHIBIT 3.

     Date of cancelling (see Clause 14): December 1, 2004.

c)

d)   Should the Vessel become an actual, constructive or compromised total loss before delivery this Agreement shall be null and void.

6.

7.   SPARES/BUNKERS, ETC. SEE CLAUSE 22
                          -------------

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded.
Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers.
Unused stores and provisions including lubricating oil shall be included in the sale and be taken over by the Buyers without extra payment.

The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the
Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers'
and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire):

8.   DOCUMENTATION SEE CLAUSE 23.
                   --------------

The place of closing: Bermuda

In exchange for payment of the Purchase Price the Sellers shall furnish the
Buyers with delivery documents, namely:

a)   Legal Bill of Sale in a form recordable in Bermuda (the country in which the Buyers are to register the Vessel) warranting that the Vessel is free from all encumbrances, mortgages and maritime liens on any other debts or claims whatsoever, duly notarially attested and legalized by the consul of such country or other competent authority.

b)   Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

c)   Confirmation of Class issued within 72 house prior to delivery.

d)   Current Certificate issued by the competent authorities stating that the
     Vessel is free from registered encumbrances.

e)   Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

f)   Bermuda Certificate of Permission to Transfer
     ---------------------------------------------

g)   Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.

At the time of delivery the Buyers and the Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

At the time of delivery the Seller shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the
Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the
Buyers to have the right to take copies of same.

9.   ENCUMBRANCES

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (except for the charter to Sun International Limited), encumbrances, mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10.  TAXES, ETC.

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the
Sellers' account.

11.  CONDITION ON DELIVERY SEE CLAUSE 24
                           -------------

The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted.

However, the Vessel shall be delivered operationally seaworthy and in every way fit for intended service under the Time Charter Party and with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by Class or the relevant authorities at the time of delivery.

"Inspection" in this Clause 11, shall mean the Buyers' inspection according to
Clause 4 a) or 4 b), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

*    Notes, if any, in the surveyor's report which are accepted by the
     Classification Society without condition/recommendation are not to be taken into account.

12.  NAME/MARKINGS SEE CLAUSE 25.
                   --------------

13.  BUYERS' DEFAULT

Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, and shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.

14.  SELLERS' DEFAULT

Should the Sellers fail to be ready to complete a valid legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this
Agreement.

Should the Sellers fail to be ready to complete a valid legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.

15.

16.  ARBITRATION SEE CLAUSE 26.
                 --------------

     The laws of England shall govern this Agreement.

THE ATTACHED RIDER WITH CLAUSES 17 - 26 FORMS PART OF THIS AGREEMENT.

RIDER TO MEMORANDUM OF AGREEMENT BETWEEN VICTORY LTD., AND
CM V-MAX II LIMITED, FOR THE SALE AND PURCHASE OF
M/T "STENA VISION"

17.           PARTICULARS OF THE VESSEL

See the attached Questionnaire 88, Exhibit 1.

18.           SALE AND CHARTER BACK

Upon delivery of the Vessel to the Buyers under this Agreement, the Vessel shall be delivered under a Time Charter Party, attached as Exhibit 2, entered into between the Buyers and a company affiliated with the Sellers, (the "Time
Charterers").

19.           PURCHASE PRICE

The Purchase Price for the Vessel shall consist of common shares of Arlington
Tankers Ltd. ("Arlington") and cash. Capitalized words used in this Clause 19 and not defined shall have the meaning set forth in the Arlington Registration
Statement on Form F-1 (the "Registration Statement") attached hereto as Exhibit
3.

I)            The number of Arlington common shares to be delivered to the
              Sellers (the "Total Number of Shares") shall be determined as follows:

              A)         Calculate the "Total Equity Amount" by multiplying the
                         price per share at which the Arlington shares are sold
                         pursuant to the initial public offering by the
                         aggregate number of shares issued to the subsidiaries
                         of Concordia and Stena and the two companies owned by
                         Stena and Fram for the purchase of the Fleet;

                                                                           2(5)
--------------------------------------------------------------------------------

              B)         Calculate the "Equity Value" by multiplying the Total
                         Equity Amount by 0.329

              C)         Calculate the Total Number of Shares by dividing the
                         Equity Value by the price per share at which the
                         Arlington common shares are sold pursuant to the
                         initial public offering.

II)           The amount of cash Purchase Price to be received by the Sellers shall be determined as follows:

              A)         Calculate the "Fleet Purchase Price" by summing the
                         following: a) the Total Equity Amount; b) one hundred
                         thirty-five million dollars ($135,000,000); and c) the
                         product of the price per share at which the Arlington
                         common shares are sold pursuant to the initial public
                         offering multiplied by the aggregate number of shares
                         issued to the public (the "Gross Proceeds"); less (i)
                         the product of the Gross Proceeds multiplied by
                         0.06625, (ii) the fees paid by Arlington pursuant to
                         the $135 million secured facility agreement with Fortis
                         Bank (Nederland) N.V. and HSBC Bank plc and (iii) the
                         estimated total expenses of issuance and distribution
                         found under the caption "Expenses of Issuance and
                         Distribution" in the Registration Statement.

              B)         Calculate the "Vessel Purchase Price" by multiplying
                         the Fleet Purchase price by 0.282.

              C)         Subtract the Equity Value from the Vessel Purchase
                         Price to determine the amount of cash to be delivered
                         to the Sellers.

20.           INSPECTIONS

The Buyers have the right to inspect the Vessel and the Vessel's records prior to delivery. As the Vessel will be chartered back as set out in Clause 18 such inspection is not a condition for the sale which is outright and definite and subject only to the conditions of this Agreement.

                                                                           3(5)
--------------------------------------------------------------------------------

21.           FAILURE TO CONSUMMATE PUBLIC OFFERING

In the event the public offering described in Exhibit 3 is not consummated by
December 1, 2004, both the Buyers and the Sellers shall have the option of cancelling this Agreement and neither the Buyers nor the Sellers shall be entitled to damages or to any other compensation or reimbursement of expenses.

22.           SPARES/BUNKERS, ETC.

The Sellers may leave onboard for use under the Time Charter Party items which
Sellers are entitled to take ashore and other items excluded from the sale. Such items shall be taken ashore by the Time Charterers at the expiry of the Time
Charter Party. Bunkers remaining on board after the time of delivery remain the property of the Time Charterers.

23.           DOCUMENTATION

The Sellers shall provide the Buyers with draft copies of documentation no later than ten days prior to the expected time of delivery of the Vessel.

                                                                           4(5)
--------------------------------------------------------------------------------

24.           REPRESENTATIONS AND WARRANTIES

The Buyers shall be required to make demand upon and to exhaust all actions or claims against Northern Marine Management Ltd. ("Northern Marine") in respect of
Northern Marine's obligations under Clause 31 of the Ship Management Agreement, dated the date hereof, between the Buyers and Northern Marine prior to making any claims against the Sellers relating to the Sellers, representations and warranties in Clause 11.

25.           NAME/MARKINGS

The Vessel's name and Funnel markings shall be maintained for the duration of the Time Charter Party.

26.           GOVERNING LAW AND ARBITRATION

Any dispute arising under this Agreement shall be referred to arbitration in
London in accordance with the provisions of the Arbitration Act 1996, or any statutory modification or re-enactment thereof for the time being in force save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime
Arbitration Association (LMAA) terms current at the time when the arbitration proceedings are commenced.

                                                                           5(5)
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The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In case where neither the claim nor any counterclaim exceeds the sum of
USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claim Procedure current at the time when the arbitration proceedings are commenced.

VICTORY LTD.                       CM V-MAX II LIMITED

/s/ Marcello Ausenda               /s/ David Astwood
-------------------------          ----------------------
    Marcello Ausenda                   David Astwood
    Director                           Director